SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:

                                  May 16, 2003



                            Avatech Solutions, Inc.
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               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



                001-31265                            84-1035353
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        (Commission File Number)          (IRS Employer Identification No.)



           1403 Cronhill Drive, Suite A, Owings Mills, Maryland   21117
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              (Address of Principal Executive Offices)          (Zip Code)


                                 (410) 902-6900
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                        (Registrant's telephone number)


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Item 5. Other Events.

     Registrant issued a press release on May 15, 2003 announcing that its financial results for the quarter and nine months ended March 31, 2003 had been reported by the Registrant on form 10Q, filed with the Commission on May 15, 2003, and reporting the registrant's product lifecycle management strategy and refined middle-market focus. The Registrant also reported the termination of its memorandum of understanding with Unigraphic Solutions, Inc., a subsidiary of Electronic Data Systems Corporation ("EDS"), pursuant to which Registrant was negotiating to become a certified reseller of EDS' product lifecycle management software. The press release, filed as an exhibit hereto, is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits:  The  following  exhibits  are filed as part of this Current
Report:

          99.1 the Registrant's Quarterly Report on Form 10Q, (incorporated herein by reference to the Registrant's Quarterly Report on Form 10Q, No. 001-31265, filed on May 15, 2003).

          99.2 Press Release dated May 15, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May 16, 2003                  Avatech Solutions, Inc.

                                        By:    /s/   A. Gary Rever
                                           -------------------------------------
                                           A. Gary Rever
                                           Chief Financial Officer and Principal
                                           Accounting Officer

                                                                    Exhibit 99.2

Avatech Solutions Reports Results for Quarter and Nine Months Ended March 31, 2003 CEO Walsh outlines PLM strategy and refined middle-market focus

May 15, 2003 -- OWINGS MILLS, MD -- Avatech Solutions, Inc. (OTCBB: AVSO.OB) today reported total revenue of $6.7 million for the quarter ended March 31, 2003, resulting in a net loss of $758,790 or $.26 per common share. For the nine-month period ended March 31, 2003, total revenue amounted to $19.0 million, resulting in a net loss of $586,445 or $.23 per share. At March 31, 2003, total assets were $7.8 million.

"Avatech has recently made two significant announcements which are steps toward implementing our strategic business plan for becoming a PLM provider with a refined focus in the middle-market," said Scotty Walsh, CEO of the company.

Avatech and Dassault Systemes earlier today announced the signing of a Memorandum of Understanding (MOU) agreement under which Avatech will become an integrated SMARTEAM PLM solutions provider, and a Dassault Systemes CAA V5 partner for complementary application development. The agreement includes financial assistance from Dassault to accelerate the development of Avatech's PLM marketing, sales and services team. The transaction is expected to close before September 30, 2003.

The company announced yesterday [see release dated May 14, 2003] that it has negotiated the sale of its PrescientQA software suite to TDCi Ltd, a firm that has served as Avatech's European master distributor for the products since Avatech merged with PlanetCAD. Avatech retains the rights to Proof Positive, its middle-market quality assurance product currently developed for the Autodesk Inventor platform, which is built upon the PrescientQA technology.

"These two events mark key advances in the execution of our overall plan to diversify our company and focus on the area we are strongest, which is the mid-market space," said Walsh. "The new partnerships with Dassault Systemes and TDCi enable us to pursue new business opportunities and grow our presence in the PLM space, while maintaining a clear focus on our established customer base."

Avatech and EDS PLM have terminated their previously announced discussions, and Avatech will not become an EDS PLM reseller.

About Avatech Solutions
Avatech Solutions, Inc. (OTCBB: AVSO.OB) is a leading provider of design automation and PLM solutions for the manufacturing, building design, civil engineering and GIS markets. Headquartered in Owings Mills, Maryland, the company specializes in software development, technical support, training and consulting aimed at improving design and documentation efficiencies and the seamless integration of workflow processes

Avatech is one the largest integrators of Autodesk software worldwide and a leading provider of engineering document management solutions. The company

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serves 18,000 clients worldwide  including the industry leaders from Fortune 500
and     Engineering     News     Record's    Top    100     companies.     Visit
http://www.avatechsolutions.com for more information.

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of Avatech Solutions, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Avatech and its industry, and other factors that could affect Avatech's financial results, are included in Avatech's Securities and Exchange Commission filings, including, but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2001 of PlanetCAD, Inc. (now Avatech Solutions, Inc.), quarterly reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2002, the Proxy Statement/Prospectus included in PlanetCAD's registration statement on Form S-4 relating to the PlanetCAD-Avatech merger, current reports on Form 8-K filed with the Securities and Exchange Commission on January 31, February 19, March 4, and April 15, 2003 and the quarterly reports on Form 10-Q for the quarters ended December 31,2002 and March 31, 2003. Investors and shareholders may obtain a free copy of the documents filed by Avatech Solutions, Inc. with the Commission at the Commission's web site at www.sec.gov. The documents also may be obtained for free by directing a request to Melody Craigmyle, Director of Corporate Communications at 410-581-8080 or email MCraigmyle@avatechsolutions.com.